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                                                                    EXHIBIT 99.1


Press Release                                           Contact:  Neil M. Miller
                                                                    310-664-4100


I.  NATIONAL GOLF PROPERTIES ANNOUNCES ENGAGEMENT OF ADVISORS


    Santa Monica, California (December 20, 2001) - National Golf Properties, Inc. (NYSE: TEE) announced today that the Independent Committee of its Board of Directors has engaged Lazard Freres & Co. to act as its financial advisor and Wachtell, Lipton, Rosen & Katz to act as its legal advisor in connection with the Company's previously announced intention to evaluate restructuring alternatives, including, among other things, a review of the Company's leases with its primary tenant, American Golf Corporation.

    This news release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by our use of the words "believes," "expects," "plans," "estimates," "anticipates," "intends," "assumes," "projects," "could," "will," "may," and other words of similar expression, that predict or indicate future events or trends or that do not report historical matters. There are a number of important factors that could cause actual results and the timing of certain events to differ materially from those indicated by such forward-looking statements. You should read the risk factors that are discussed in the Company's reports and documents previously filed with the SEC. You should be aware that the risk factors contained in those reports and documents may not be exhaustive. Therefore, we recommend that you read the information in those reports and documents together with other reports and documents that we file in the future with the SEC from time to time, including our Forms 10-K, 10-Q and 8-K and Proxy Statements, which may supplement, modify, supersede or update those risk factors.


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                            Exhibit 99.1 -- Page 1